SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 12, 2009

Date of Report

October 12, 2009

(Date of earliest event reported)

Framewaves, Inc.

(Exact name of registrant as specified in its charter)

Nevada	33-2783-S	82-0404220
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1981 East 4800 South, Suite 100

Salt Lake City, UT  84117

 (Address of principal executive offices, including zip code)

(801) 272-9294

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 12, 2009, the Company accepted the resignation of Alexander H. Cook as President, Secretary and Treasurer and as a director of the Corporation. Mr. Cook cited other commitments are such that they can no longer devote his attention and energy to the affairs of the Company and stated he had no issues or disagreements with the Company or its management.

Also on October 12, 2009, the Company appointed Ms. Susan Santage to serve on the board of directors and to fill the positions of President, Secretary and Treasurer of the Company. Ms. Santage graduated from Salt Lake Community College in 1989 with an AAS in Graphic Design. In 1984, Ms. Santage graduated from the Salt Lake School of Interior Design. From 1989 to the present date, Ms. Santage has engaged in freelance graphic design where she has contracted with several companies including Break-thru Industries, KLCY Radio Station, Phoenix Aviation, Inc., and the Salt Lake Community College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRAMEWAVES, INC.

/s/ Susan Santage

Susan Santage, President

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